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Included herein are copies of the April 23, 2021 press release of Tuscan Holdings Corp and the transcript of the April 21, 2021 UBS Energy Transition Call Series.

Replay of Microvast Appearance at UBS Energy Transition Call Series Available on Investor Relations Website

•	Tuscan Holdings Corp. stockholders of record as of March 17, 2021 should submit their vote by April 28, 2021 in favour of the Extension Amendment Proposal at the Tuscan Annual Meeting – for more information please visit https://www.cstproxy.com/tuscanholdingscorp/2021/ or contact Advantage Proxy, Inc. toll free at 1-877-870-8565, collect at 1-206-870-8565 or by email to ksmith@advantageproxy.com.

•	Investors are advised that Tuscan Holdings Corp. and Microvast officers and directors are unable to purchase shares on the open market from investors and vote them to support the extension amendment.

HOUSTON, TX - April 23, 2021 – Microvast, a leading global provider of next-generation battery technologies for commercial and specialty vehicles announced that a replay of Microvast’s appearance at the UBS Energy Transition Call Series is available on the Microvast’s Investor Relations website.

Investors can access the webcast here: http://microvast.com/index.php/about/investors.

The previously announced business combination with Tuscan Holdings Corp. (Nasdaq: THCB), a publicly traded special pupose acquisition company (“Tuscan”) and Microvast is expected to be completed in the second quarter of 2021. The business combination is expected to provide $822 million of gross proceeds to Microvast. PIPE anchor investors include strategic partner Oshkosh Corporation as well as funds and accounts managed by BlackRock, Koch Strategic Platforms and InterPrivate. Upon the closing of the business combination, the combined company will be named Microvast Holdings, Inc. and is expected to remain listed on the Nasdaq under the new ticker symbol “MVST.”

About Microvast

Microvast, Inc. is a technology innovator that designs, develops and manufactures lithium-ion battery solutions. Founded in 2006 and headquartered in Houston, TX, Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extends from core battery chemistry (cathode, anode, electrolyte, and separator) to battery packs. By integrating the process from raw material to system assembly, Microvast has developed a family of products covering a broad breadth of market applications. More information can be found on the corporate website: www.microvast.com.

About Tuscan

Tuscan Holdings Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Tuscan’s management team is led by Stephen Vogel, Chairman and Chief Executive Officer. Tuscan is listed on Nasdaq under the ticker symbol "THCB."

About InterPrivate

InterPrivate Capital is a private investment firm that invests on behalf of a consortium of family offices. The firm’s unique independent co-sponsor structure provides its investors with the deep sector expertise and transaction execution capabilities of veteran deal-makers from the world’s leading private equity and venture capital firms. Affiliates of InterPrivate Capital act as sponsors, co-sponsors and advisors of SPACs, and manage a number of investment vehicles on behalf of its family office co-investors that participate in private and public opportunities, including PIPE investments in support of the firm’s sponsored business combinations. For more information regarding InterPrivate Capital, please visit www.interprivate.com. For more information regarding InterPrivate’s SPAC strategy, please visit www.ipvspac.com.

Additional Information and Where to Find It

In connection with the annual meeting of stockholders, Tuscan Holdings Corp., a Delaware corporation (“Tuscan”) filed a definitive proxy statement with the SEC on March 24, 2021 (“Annual Meeting Proxy Statement“). Additionally, in connection with the proposed transaction (the “Proposed Transaction”) involving Tuscan and Microvast, Inc. a Delaware corporation (“Microvast”), Tuscan intends to file relevant materials with the SEC, including a proxy statement. On February 16, 2021 Tuscan filed a preliminary proxy statement with the SEC relating to the Proposed Transaction (collectively, “Merger Proxy Statement“). This document is not a substitute for the Annual Meeting Proxy Statement or the Merger Proxy Statement. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE ANNUAL MEETING PROXY STATEMENT FOR MORE INFORMATION ABOUT THE PROPOSALS TO BE BROUGHT BEFORE THE ANNUAL MEETING, TO READ THE MERGER PROXY STATEMENT FOR MORE INFORMATION ABOUT THE PROPOSED TRANSACTION WITH MICROVAST, AND TO READ ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. The Annual Meeting Proxy Statement and Merger Proxy Statement and other documents that may be filed with the SEC (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Tuscan upon written request to Tuscan at Tuscan Holdings Corp., 135 E. 57th St., 17th Floor, New York, NY 10022.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities in respect of the Proposed Transaction and shall not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. However, Tuscan and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the annual meeting of stockholders and Tuscan, Microvast, and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction under the rules of the SEC. Information about Tuscan’s directors and executive officers and their ownership of Tuscan’s securities is set forth in Tuscan’s filings with the SEC, including Tuscan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 25, 2021. To the extent that holdings of Tuscan’s securities have changed since the amounts included in Tuscan’s Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants is also included in the preliminary proxy statement filed on February 16, 2021 and will be included in the definitive proxy statement, when it becomes available. When available, these documents can be obtained free of charge from the sources indicated above. Additional informaiton is also included in the definitive proxy statement which was filed with the SEC on March 24, 2021 and mailed to Tuscan’s stockholders on or about March 25, 2021.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Tuscan, Microvast and the combined company, Tuscan’s and Microvast’s estimated future results and the Proposed Transaction, including the implied equity value, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the Proposed Transaction. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Tuscan’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) failure of Tuscan’s stockholders to approve the extension amendment proposal; (2) the inability to complete the Proposed Transaction or, if Tuscan does not complete the Proposed Transaction, any other business combination; (3) the inability to complete the Proposed Transaction due to the failure to meet the closing conditions to the Proposed Transaction, including the inability to obtain approval of Tuscan’s stockholders, the inability to consummate the contemplated PIPE financing, the failure to achieve the minimum amount of cash available following any redemptions by Tuscan stockholders, the failure to meet the Nasdaq listing standards in connection with the consummation of the Proposed Transaction, or the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (4) costs related to the Proposed Transaction; (5) a delay or failure to realize the expected benefits from the Proposed Transaction; (6) risks related to disruption of management time from ongoing business operations due to the Proposed Transaction; (7) the impact of the ongoing COVID-19 pandemic; (8) changes in the highly competitive market in which Microvast competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (9) changes in the markets that Microvast targets; (10) risk that Microvast may not be able to execute its growth strategies or achieve profitability; (11) the risk that Microvast is unable to secure or protect its intellectual property; (12) the risk that Microvast’s customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (13) the risk that Microvast’s customers will adjust, cancel, or suspend their orders for Microvast’s products; (14) the risk that Microvast will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (15) the risk of product liability or regulatory lawsuits or proceedings relating to Microvast’s products or services; (16) the risk that Microvast may not be able to develop and maintain effective internal controls; (17) the outcome of any legal proceedings that may be instituted against Tuscan, Microvast or any of their respective directors or officers following the announcement of the Proposed Combination; (18) risks of operations in the People’s Republic of China; and (19) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Tuscan and Microvast or the date of such information in the case of information from persons other than Tuscan or Microvast, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Microvast’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Press Contact:

Microvast Investor Relations

IR@microvast.com

(346) 309-2562

Microvast Public Relations

media@microvast.com

Tuscan Holdings Corp. Investor Relations

ICR

TuscanIR@icrinc.com

InterPrivate Capital Investor Relations

Charlotte Luer

ir@interprivate.com

VIAVID
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Microvast, Inc.

UBS Energy Transition Conference

April 21, 2021

Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

C O R P O R A T E P A R T I C I P A N T S

Jon Windham, Executive Director, UBS Group

Alan Pinto, Partner, InterPrivate Acquisition Corp.

Shane Smith, President (U.S.), Microvast, Inc.

Dr. Wenjuan Mattis, Chief Technology Officer, Microvast, Inc.

Sascha Kelterborn, Chief Revenue Officer, Microvast, Inc.

C O N F E R E N C E C A L L P A R T I C I P A N T S

Michael Loren (phon)

Cameron Kinder (phon)

Will Stone (phon)

David Si (phon)

P R E S E N T A T I O N

Operator

Good day and welcome to the UBS Energy Transition call with Microvast, hosted by Jon Windham.

I would like to advise all parties this conference is being recorded for replay purposes.

Now I'd like to hand the call over to Jon. Please go ahead.

Jon Windham

Thanks, Julie, and welcome, everybody, to the latest installment of the UBS Energy Transition call series. During this call series we try to connect UBS institutional clients with energy experts and innovative companies that are in some way enabling or driving the energy transition. Today's call certainly fits that topic. We'll be discussing next-generation battery technologies with Microvast today.

Just a little bit of background. Microvast is a leading global provider of next-generation battery technologies for commercial and especially EVs. Some background. On the first of February this year, they announced a business combination with Tuscan Holdings, ticker THCB, and is expected on close to trade on the NASDAQ under ticker MVST.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

So very happy to have with us today on the call from Microvast, the President in the USA, Shane Smith, as well as Wenjuan Mattis, the Chief Technology Officer, and Sascha Kelterborn, the Chief Revenue Officer. In addition, we have from Tuscan Holdings Alan Pinto.

Before I hand it over to Alan, quickly just to go through the items we need to go through. First our slides that accompany today's discussion. They were distributed via email to pre-registered participants about 15 minutes ago. Second, the format of today's call will be some introductory comments by Alan, as well as a presentation by Shane and his team. Following that, we will do some Q&A. Julie, the Operator, will provide you instructions on how you can log any questions after the presentation. As always, if you prefer, do feel free to email me any questions directly and I'll try to get them asked for you unanimously as time permits. If you don't see the link to the slides or if you have questions, the best thing to do is just to email me. Most of you have it, but my email is jon.windham@ubs.com.

And then lastly a quick disclosure. As a research analyst at UBS we're required to provide certain disclosures. They were included in the email, in the original invite to this call. The short of it is, this call is not a recommendation to transact in any securities. Full list of disclosures is available on ubs.com.

All right. With all that out of the way, let's get to the fun part. Why don't I welcome to the call Alan Pinto from Tuscan Holdings. Thanks for being here, Alan. I'll turn the floor over to you.

Alan Pinto

Thank you, Jon. Thank you and thanks UBS for having us today. We're excited to present and tell the story.

By way of background, I'm a partner at InterPrivate Acquisition, which is a repeat SPAC sponsor. InterPrivate, as some of you may know, effectuated the transaction with a company called Avea, which is an advanced machine perception and Lidar company. That deal closed about a month ago. When we were looking at candidates for a merger with InterPrivate, we had the good fortune of seeing a lot of great companies. Microvast is on top of the list. As a matter of capacity and timing, we moved forward with the Avea transaction but we were quite resolute in not letting Microvast go because we recognized some of the attributes that the company had, which really differentiated with us, we think, in the landscape of electric vehicle, electrification and certainly battery technology. We had a relationship with Stephen Vogel, who's the Founder of Tuscan Holdings, who are sponsored. We've known each other for a long time. We collaborated on several things. So, when it was clear that Stephen was as enthusiastic about Microvast as we were, we agreed to support the transaction over to Tuscan Holdings and we shepherded the deal together.

What really excited us about Microvast is that the company has been in operation for a decade and has developed this game changing battery technology and has actually proven out their technical and performance advantages on the road over the last 10 years. They have 30,000 battery systems on the road, including the iconic double-decker buses in London, building batteries have had almost no degradation of performance over the last seven, eight, nine years. What is really impressive to us is that when the company decided to shift their focus away from the Asian market, that was usually more focused on price rather than in safety and came to the western market, they very quickly landed some landmark partnership agreements and contracts with the likes of CNHI, Fiat Powertrain. Those are billion dollar plus contracts. They have a strategic investment in Oshkosh here in the United States, who are building a new facility here in the United States.

What I think is key to the western market, there's this focus on safety. The company has fully vertically integrated some cell chemistries all the way to packs, the battery packs and what has differentiated them, we believe, in the space is their focus on this sort of foundational technology, one of which being gradient cathodes, which allows for much greater energy density, and then in my view, most importantly, an aramid separator which provides for thermal stability and safety including faster charging times that we think really differentiates them in the market. They have been producing batteries as I said in their facilities in China. They're expanding production in Europe and the United States. We believe that the trajectory for landing landmark contracts and deals with commercial vehicle makers here in the western markets is pretty clear.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

So, we're very excited about the company. We launched a PIPE with Morgan Stanley. In January, we originally planned to raise $250 million. We upsized it to over $500 million. The company now has $800 million of fresh capital to execute on their plans and we think that the next several years will really start to put out their differentiation in the market. This isn't a science experiment. The technology exists. It's on the road and they're also not using anyone else's technology. It's entirely theirs and they're fully vertically integrated, which we think really differentiates them from their peers in the market right now.

So, with that, I'll pass it off to Shane, who is the Chief Operating Officer and the Head of North America, and he will introduce the company and then further to Wenjuan and Sascha. So, thanks for your time and I very much appreciate UBS having us.

Shane Smith

Great. Thank you, Alan. Thank you, Jon and UBS Energy. We'll kind of try to reference the slide presentation throughout our discussion today. We'll try to communicate that as we jump from slide to slide.

We're kind of focused on Slide 6. I think the introductions had been made. One of the things I want to start with is our CEO and Founder, Mr. Wu Yang. Even though he's not on the call today, it's very important as Microvast started because its foundational to where we are today. Mr. Wu's a very gifted entrepreneur, and Microvast is his eighth successful business, all which have been totally unrelated. In 2006, Mr. Wu started Microvast in Houston, Texas by assembling a team of scientists that did not have a traditional battery background to encourage innovation. He keenly believed that the performance of the lithium ion battery was competing against the internal combustion engine rather than using traditional consumer battery technology as a starting point like so many other companies chose to do at this time. The three underlying battery features Mr. Wu envisioned 14 years ago were fast-charging to ensure mobility, long life to minimize the total cost of ownership and to design for safety from the start given the insatiable demand for higher energy density. These features are foundational to the innovative technologies and products that we are shipping to our customers today.

If you look at the next slide, which is Slide 8 in our deck, I believe, it's numbered, you'll see where it says Microvast at a Glance, you'll see that our batteries are integrated in more than 28,000 vehicles running at 160 cities across 19 countries and had traveled over 3.8 billion miles. Microvast is a fully vertically integrated battery company; meaning we design, develop and manufacture a complete battery system, starting with the battery materials, cells, modules, packs, and the battery management system.

Why is this important? It enables the leading battery cell performance that we offer today. It shortens the development lifecycle and offers more flexibility when customizing a battery solution leveraging our breadth of capabilities.

Finally, a vertically integrated supply chain eliminates STAC (phon) margins. Microvast's experience in business started by concentrating on China, the largest and fastest growing electrification market at the time, where the battle for business was one dimensional. But lowest price won. Over the last 18 to 24 months, Microvast has shifted its focus to the European Union and the United States, where the battery performance of our products are highly valued, resulting in numerous customer wins. Our products and technologies have been validated by some of the largest OEMs in the world, resulting in landmark contracts that could potentially exceed $1.5 billion.

Microvast is highly differentiated in four key areas. First, we have a strong product portfolio with an existing customer base where we have one more business than we have capacity for. Having recently raised over $800 million, we have already initiated our capacity expansion plans to support our rapidly growing customer demand.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

Secondly, our battery solutions that had been on the road for over 10 years allows us to move the discussion with our customers from a theoretical estimate to field validation. Very few battery companies can offer this level of proven data.

The next area of differentiation is our battery components. We manufacture a high-temperature aramid separator, which, the primary use for a separator is to keep the anode and cathode from coming in contact with each other. This product is essential in maintaining the margin to safety as the industry pushes for higher energy densities.

Finally, Microvast is the only company who can produce a full concentration gradient cathode material in high-volume production. This technology once again improves the battery's margin to safety, enables higher energy density and lowers cobalt content, resulting in lower cost.

Going to the next slide, you can see our footprint, at least our geographical footprint, as it is today. We're headquartered in Houston, Texas. We have 1.7 million square feet of building Huzhou, China, where we manufacture not only cell module and pack, but we also manufacture the four key components of the battery cell - the anode, the cathode, the separator and the electrolyte. We also have 170,000 square foot of building right outside of Berlin, Germany, where we manufacture module and packs. And then finally, we're in the process of converting an existing building northwest of Nashville, Tennessee in Clarksville, where we will manufacture cell, module and pack in a 600,000 square foot building.

Moving to the next slide, you can see the four key markets we are engaged in. First, commercial vehicles. Commercial vehicles are made up of trucks, light duty vans, buses, trains, AGV, mining trucks and specialty vehicles. In this case, you'd say, what's so unique about a commercial vehicle? Well, first of all, the assets' usually expensive. They traditionally operate in a predefined area and are often required to operate 24/7 to maximize its return on investment. And so that also set the type of battery specifications that are needed. Energy density has to be balanced with a long cycle life. Cycle life is the number of times a battery is charged and discharged in its lifetime. And then you need to make sure that its operating continuously. Perhaps, even longer than what a person's able to drive. So, therefore, charging time becomes very relevant. And so the batteries we make for these types of application we try to focus on 10 to 30 charge times.

We've also identified with our customers that the traditional commoditized passenger EV battery is not conducive for the commercial vehicle market. Therefore, we have to—Microvast has to manufacture these types of high performance batteries in order for these applications to get a return on investment, or not have to be replaced sometime in its lifetime, the battery does, in order to match the life of the vehicle. We take the same product portfolio and focus on high performance energy storage solutions, such as grid management or frequency regulation. Knowing passenger OEMs have plans to make their own batteries, we're engaged and are providing battery components, such as aramid evaporator (phon) and gradient cathode to the passenger vehicle market. And then finally, we're using the same components for the consumer electronic market so that they can increase the energy density or the time between charges for their devices.

Probably as a follower of the market you can see on the next couple of slides there's no problem with the size when commercial vehicles’ measured at $30 billion, total available market only 1.5% of it is electrified today. Looking at only 8.5% by 2025, that's still a 55% compound annual growth rate. Not to mention that these commercial assets are fairly large vehicles. So, 30% to 40% of the value is made up in the battery itself. As you can see, again, when you look at passenger vehicles, energy storage and consumer electronics, the size of the markets are really large.

So, without further ado, I'll pass it over to Dr. Mattis.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

Dr. Wenjuan Mattis

Thank you, Shane. Hey, good morning, everyone. Very nice to meet you today through UBS Energy Transition call.

My name is Wenjuan Mattis. I have been working on the development of the lithium battery technology for over 16 years. I hold 22 papers and 81 patents. In Microvast, I'm responsible for the development of the battery materials, cells, module and the pack from R&D to pre-mass production.

As Alan and Shane have mentioned, Microvast has been dedicated in developing battery technology for electric vehicles for 15 years. Following the global markets, we have established R&D, production and the business started in Asia-Pacific and extended into Europe and the USA, and we have been powering x-EVs worldwide for over 10 years.

On Page 13, we demonstrated the comparison of our products with our peers, the largest ones in the world. As earlier noted, Microvast is uniquely positioned, focusing on the commercial vehicle space. While most major peers are passenger vehicle focused, why do we focus on commercial vehicles? Because it's a earlier EV adoption, broader range of use cases, more stringent performance requirements and resiliency due to use and harsher conditions. Passenger vehicles operate a couple of hours per day, while commercial vehicles need to operate 18 to 24 hours per day. Therefore, the CV battery needed to double to quadruple PV battery's cycle life and to offer faster charging and higher power capabilities. The total cost of ownership is calculated over longer lives that heightens a customer's focus on the performance. So, the technology for commercial vehicles is more difficult but more profitable.

By the way, the CV market is massive. So CV is our prioritized choice with our current capacity. As a matter of fact, we are also supplying four passenger vehicles, which we will talk about on Page 15.

When applying our high performance that's actually created for CV on to PV, that will create amazing performance that we will discuss more in the next page.

I would also like to point out that many of our peers offer single chemistry, while Microvast offer all the major chemistry on the market - NMC, LSP and LTO. Our product, in the first top three rows, on Page 13, that has been in production as early as 10 years ago, and each of them outperforms their peers. These products are third party tested, market validated, both through customer wins and extended real world deployment experience, as we show on Page 10.

Beyond the historical wins, we also have a robust pipeline of identified opportunities that Sascha would bring insight to you in the commercial section.

The last row on this page is the next-generation battery product to come, which has been validated by Argonne National Lab. This product offers 30% higher energy density comparing with current PB technology and still yet offers fast-charging and the long cycle life capabilities. This technology has won Microvast R&D100 Award in 2019. It's like the Oscar Awards (inaudible) all the technology co-awards. People do dress up to attend the award ceremony and we were the only winner in the lithium battery field.

There are more products in the pipeline, such as solid-state battery, lithium-metal battery that can reach more than 1,000 Watt-hours per liter energy density and 80 degrees Celsius high temperature cells, which is highly appreciated by the high-end PV companies for their sports car applications.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

On the next page, I'd like to put things in perspective. What type of BEV performance can we create with our product? On Page 14, on the right, listed the general spec of high-end BEV in the market. If we replace the battery with Microvast's high energy product that has been in production since 2019, the NMC-2, the whole car can be fully charged in 30 minutes. And with one full charge, our battery can offer 20% more mileage and roughly three times of the cycle life. With these parameters, that would lead to about 1 million miles of lifetime throughput, which is three to four times of a regular EV. But, of course, we don't need 1 million miles from a passenger vehicle. Not yet. But that's exactly our point. Our batteries are made for more demanding applications and the PV commodity batteries cannot meet the lifetime requirements of a commercial vehicle. If a multiple replacement takes place, that would greatly damage the total cost of ownership.

We won a $1 billion level business from one of our European customers. This is one of Sascha's significant wins that he will share with you in his section. I'd like to talk about how we won technically.

Considering the size of this project, we were competing with all major players in the world and amongst all of them Microvast offered the highest energy density and Microvast was the only one that meets the fast-charging and the long cycle life requirements from our customer. Our design-to-fit feature enabled by the vertical integration fit the customer’s (inaudible) perfectly. The same technology is also being evaluated by a number of German PV makers and the U.S. OEMs.

To summarize, Microvast have developed products for CV applications which exceeds the performance of PV commodity batteries and demonstrated our superior product with real world deployment experience.

An immediate question may arise how, how did you do it? I would like to summarize our technological success into three columns on Page 15.

Microvast has the broadest chemistry, the capability of manipulation all the way into the material level, and a whole spectra of battery products which have been verified and benchmarked that's highly differentiating. From the end user to chemistry, we have the complete approach, the full customization that leads to the faster development cycle product to market, higher efficiency, cheaper development cost and better quality guarantees.

Let's discuss each column in detail.

On the left, the heart of a BEV is battery pack. All the energy in the pack come from the cells, and the performance of the cell fundamentally depends on battery materials. To build the best, the highest performance battery, that’s what’s driven Microvast into the vertical integration, just like Apple building microprocessors. Microvast has over one decade of designing and manufacturing expertise in battery components, from the cathode material, anode material, to separator to electrolyte, gaining an intimate knowledge of how they interact with each other under specific conditions. And that differentiated us from most of other battery makers who source their components from vendors.

Also, it's important to note that cell makers do not have the right to produce the materials that they did not invent or have the license for. While Microvast has invented and manufactured all four key battery materials to ensure the unique performance in the cells and further into module and pack and also to ensure the leading time. The material patents are the strongest patent that are legally protected for decades. Our success is founded on our deep technology portfolio which is fully owned and protected by over 550 patents and thousands of know-hows within the company.

Amongst all the battery materials Microvast makes, two products stand out that no one else has in the world. The 100% polyaramid separator and the full concentration grid cathode the material. I will talk about them one by one.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

The current separator in the market are made of polyethylene or polypropylene. That's the same material as plastic bags and plastic bottles. Microvast manufacturers one of a kind high temperature, 100% polyaramid separator that is based on the same material as bullet-proof vest, with outstanding thermal, mechanical, chemical, electrochemical stability. Polyaramid as a material itself is intrinsically non-flammable. It does not melt. It does not dissolve in any solvent. It’s extremely difficult to handle but Microvast managed to make it into 10 micrometers thick, several meters wide, thousands of meters long industrial separator product that increases the thermostability of the current separator from 150 degrees C to 300 degrees Celsius that is nearly 600 Fahrenheit.

So with this improvement that we won a U.S. ABC project. That's the organization that’s formed by IBM, Ford and Chrysler of an award of $1 million to benchmark our polyaramid separator. It has been publicly announced by U.S. CAR. One of the technical leaders stated that all aramid commercial separators is the greatest breakthrough in these nonbattery separator technologies in the past 20 years.

Another unique product of Microvast is the full concentration gradient cathode material. Cathode material offers all the energy in a lithium ion cell and it takes more than 50% of the cost of a cell. Microvast is the only one in the world who can produce the full concentration gradient cathode material in an industrial scale. As shown in the illustration, the FCG material differentiates from all the other homogeneous cathode materials in the market. With this technology that we can be specific about the distribution of the transition metal element, we can manipulate it at the atoms (phon) level so that we can maximize the energy contained in the particle with high safety and the lowest cobalt content to minimize the risk and to minimize the cost.

So, the FCG material that we have been producing internally since 2018 that it can offer 20% higher capacity than what's available in the market and still yet about 10% lower in cost. This has been validated by Argonne National Lab, and we also won a low-cost fast-charging U.S. CAR project with this technology. Again, it has been validated by all the biggest leads in the USA. Our technology is to supply this material to passenger car makers and consumer electronics. This strategy is clearly profit-oriented to ensure the faster ROI.

On the second column, we have this whole spectrum of the cell product that has been verified and benchmarked. This allows Microvast to access the application of our industry, and with this broadness that makes us less vulnerable to the commercial success of any single chemistry. We talked about LTO and NMC in the previous slide, and we are currently supplying LFP to SAIC, Shanghai Motors, the largest OEM in China. In this project, we competed with CTL, the largest cell supplier in the world. We won by performance and by price. This win also demonstrated our production line has the high-quality control up to the most stringent automobile standards.

Last but not least, the vertical integration. As I mentioned, to build the best, highest performance batteries drove Microvast into the vertical integration, which comes first, significant competitive advantage to shorten the product development cycle to win the race in the technology evolution. Two, that it can minimize the cost and ensure quality control from the materials to the end product, from R&D to massive production, and we can customize the solution to the clients' needs. It also builds a higher bar for our competitors to reach because material development takes decades. It also gives us the flexibility to work seamlessly with any customer. We can offer to the whole power solution level, at the tech level, module level, cell level, and in the future at the component level.

I'd like to wrap up this page by quoting one of our customers, a large integrator. They say: "Since Microvast can provide a fully integrated battery system based on industry-leading components and chemistry, some of their competitors do not offer the ideal chemistry. The other competitors cannot deliver the performance of today, leading Microvast with the preferred battery solution and a two year market lead for a new and growing application."

On Page 16, I'd like to give you a glance at Microvast's mass production line from all the four key battery materials to standardize the cells, module and the packs.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

So as for the material, we currently have 3,000 tons per year of the electrolyte production has been running for 10 years, and we have 2,700 tons per year anode material production, 600 tons per year of cathode material production, and a 5 million square meter per year (inaudible) production. We also have the video available online for you to review more of our company facilities and business.

On the top right corner, there are two examples of our power system solutions that we offered for delivery trucks and commercial buses. We have invested in significant manufacturing capabilities to support existing contracts and future growth.

With that, I'd like to pass on to Sascha for him to tell you more about our commercial successes.

Sascha Kelterborn

Thanks, Wenjuan. Good morning, everybody. My name is Sascha Kelterborn, and I'm the Chief Revenue Officer.

Vertical integration as well as the variety of chemistries from hybrid over full electric to fuel cell, battery applications and later to solid-state and other future technologies are the basis of our commercial success, as my colleagues already mentioned, but I need to underline this once more.

Total cost of ownership calculation in our field of commercial vehicle solutions are very important and with our battery technology, high safety, high energy density, as well as long cycle life, the TCO is easier to achieve than with classical mass market passenger car standard chemistries.

Our chemistries are the perfect fit for commercial vehicle application, and for today overengineered for the classical car mass market needs. This is top notch technology, which sits incredibly good to commercial vehicles. But let me jump to a few strategic customers of ours and show you the proof of concept and start with FPT.

We signed an industrial and commercial cooperation agreement with FPT, the global powertrain brand of CNHI Industrial Group. We developed a three battery solution for FPT for commercial vehicle applications. We enabled FPT to design and assemble battery packs in-house at their facility in Turin, Italy. We supply FPT with battery models which we manufacture in our new facility near Berlin, Germany, and send to FPT in Turin where they will be integrated into the locally produced battery packs. These solutions will be offered and integrated in CNHI industrial vehicles, as well as to other third party customers.

The second customer I would like to mention is ZF, the second biggest Tier 1 supplier in the world. The Peterbilt truck on the photo, which you'll see on the left side of the presentation, is a joint project between ZF and Microvast. In this partnership, ZF is delivering the electric module and the electric powertrain and we are delivering the battery solution for this commercial vehicle. And again, through that we have a full electric platform solution.

Dana, we do the same concept. Microvast is a strategic supplier of Dana. Dana is delivering the powertrain and we are delivering the batteries for electric platform solutions.

Oshkosh agreed to make the $25 million strategic investment into the PIPE. We signed a joint development agreement, highlighting future battery collaboration to integration. This long-term partnership will support Oshkosh's technology strategy with a focus on electrification and the development of advanced products.

All these customers are focusing on electric platform content, and this with the help of Microvast batteries.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

Let me mention another one, Cargotec, a port equipment customer. Applications run 24 hours, seven days a week. These are really heavy duty applications and for this you need special chemistry which Microvast can offer.

Let me mention two further customers. One is a new one, SAFRA. Microvast was nominated as a battery supplier for the full electric bus, hybrid bus, as well as for the retrofit bus of a French bus OEM. Under this framework in the supply agreement, Microvast will supply up to 2,000 battery packs over the next three years, starting actually since March 2021. Microvast battery packs are expected to be certified fully with ECE R100 by June 2021 so that the vehicle can conform to the ECE regulations. This is a very important message.

To underpin our business plan from the business development side, the big advantage is that we are able to supply everything, from battery components to separator from battery components. As an example, separator, full concentration gradient cathode material, as well as cell module and packs.

Very important further to underline in our business plan is that the Paris Agreement and written commitment of the commercial vehicle OEMs is to be fossil free in 2040. This further underpins our strategy. Very important, by 2040, everything will be fossil free, at least in Europe.

The last company I want to mention in my section was Garcon (phon). With the French company Garcon, we are also supporting a full electric vehicle platform content with our battery solution. This new content will be presented to the market within the next eight weeks. I'm very, very proud of that. Same we do, as mentioned already before with FPT, with ZF and Dana, powertrain, electric motors are coming from fuel tier suppliers, the battery's coming from Microvast. Microvast and tier suppliers are synchronizing it jointly with the aim to have an optimized electric vehicle platform solution available on the market. This is part of our business plan.

With having said that, I will pass back to Shane.

Shane Smith

Thank you, Sascha.

With only a couple more slides to go, we wanted to focus on our traditional bottoms-up forecast that you'll see, I think the page number's 18, showing our pipeline, forecast for commercial vehicles only. It's by customer, by product, based on products that are already in production today. So you'll see we have four regions. We had the criteria of if you make the forecast, then weighed it. We had 50%, 75%, 90% and 100%. So that showed a pipeline of $4.1 billion after we applied the weighted average to it and then 100% the criteria means you had to have a signed contract in place committed from a customer. We identified $1 billion in opportunity between now and 2025. Some of the contracts extend beyond 2025. So through 2027 we had $1.5 billion in contracted revenue, almost 25% each year in contracted revenue rated at 100%. We see that growing also over time as we focus more on the western globe where those long-term contracts are more common.

Finally, you'll see the slide, revenue and EBITDA margin by market segment. We simply brought the commercial vehicle, which is in blue, forward on the revenue by segment. You can see energy storage solutions. We start recognizing revenue in 2022. We've already started launching that strategy, just trying to get it timed for the design wins to come in place in terms of revenue recognition. For battery components, we start selling the aramid separator and recognize revenue starting in 2023, and for the gradient cathode not until 2025.

Finally, EBITDA by market segment. You can see the margins in the past have been tailored in China and Asia where low price wins. In Europe and the U.S., the battery is tested, run through its phases, performance is confirmed, and then finally, and most importantly, it's valued and paid for. So that's why you see the growing EBITDA margin over time.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

On Slide 20, I just wanted to show you these several bullets. As you read those, I do have some closing remarks I'd like to make.

Microvast has established itself as a battery technology innovator with field proven product portfolio that has been validated by multiple marquee customer wins. As we continue to shift our focus to the western markets, we see a $30 billion commercial vehicle market opportunity with only 1.5% of the vehicles electrified today. We see European regulations requiring 100% renewable energy by 2040. We see a potential $2 trillion U.S. infrastructure plan, allocating $174 million for electric vehicles, for opportunities such as 645,000 federal fleet vehicles, 50,000 diesel transit vehicles and 20% of our school buses. The funding also calls for 500,000 electric vehicle charging stations and tax incentive packages.

With so many promising opportunities on the horizon, Microvast is in a providential position to benefit from these significant tailwinds. We believe the electrification revolution is underway and will be an exciting and prosperous ride for many years to come.

On that note, Jon, we'll turn it over to you for questions.

Jon Windham

Perfect. Thanks so much for that.

Julie, can you give participants instructions on how they can log any questions live on the call, and then I’ll get it started off with the first few?

Operator

Certainly.

Jon Windham

So, really enjoyed the presentation. I appreciate all of your comments. Maybe a few thing to dig into. Something that really came across in your comments was I think one mentioned about a two year headstart as well as just having a lot more real world experience. Can you talk a little bit through how that sort of helps in a little bit more detail in the selling process, the data you can provide to customers and how you protect that lead?

Shane Smith

Yes, that's a good question, Jon. First of all, when we go, and I mentioned it earlier in my comments, when we go to the table and, let's face it, we serve a fairly conservative industry and when they want to know, hey, we're not the first ones to buy your batteries so we have to go through that process. And then second of all, since in the commercial vehicle space they're really interested in making sure, hey, can your battery last as long as the vehicle can? Fifteen years is what we're kind of targeting. How do you know? This is where the precipice of the conversation gets real. How do you know your battery will last that whole time, because they're measuring the total cost of ownership. Will they have to replace that battery one, two times, or is it really going to last? We can sit down and say, look, we have operational data. Eight, ten years on the road we can actually show it to them. Most of our competitors have to go and say, okay, well this is what we know for the last one, two, three years, and then they kind of draw this dotted line up into the right, saying, well based on this trend it will really make it. And so we are able to take that theoretical argument and make it an actual confirmation and validation and it builds a lot of confidence early in the discussion. In terms of how do you keep that? Well we just keep driving performance higher and higher shooting from if we're focused at 10 and 15, then how do we get to 20? How can we drive the energy density and then use less battery?

So those are the types of things that we're driving for to keep that lead that we currently have today.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

Jon Windham

Got it. Great. Thank you. And then just a question on some of the upstarts are pretty interesting strategic investors, but just a little bit on the nature of the offtake (phon) agreements. Are they sort of fixed price? Are they fixed commitments on volume? How does that sort of play out with the partnerships and offtakes? Thanks.

Shane Smith

Sascha, do you want to take that?

Sascha Kelterborn

Yes, sure. Jon, it's a good question. In general, we cannot really do a deep dive even if we would like to because we are very happy about our very promising long-term agreements due to the fact that we have signed NDAs. But more or less, you have various or different strategic agreements. Some offer you a minimum or a maximize value (phon) and then in a (inaudible) style as you adjust the volume over the next year in order to be always on the safe side. Others in certain areas you have price escalation (inaudible) and in other areas you have a certain price fixed. So it really depends on the strategic customer. It really depends on the topic.

So certain customers do want to have a certain volume guarantee. This is all (inaudible) at the end. I cannot really focus on one key customer right now because we have a lot of NDAs which are signed and I cannot do a deep dive in that context.

Jon Windham

Completely understand. I appreciate that. Maybe just one more for me before we go to the lines. It seems to be your geographic footprint there's a specific strategy to be diversified. Can you talk about the pros and cons of having the sort of global production footprint rather centralizing?

Sascha Kelterborn

I would just comment quickly and then pass it on back to Shane. The global footprint is very important for us to have at least three production footprints because in order to participate in global tenders of our customers, then this is the only way how to do so. With just one manufacturing it's very difficult because the tenders requires today a certain localization in different regions. And this is very important with this and that's the reason why we are also going to the market in order to increase our production capacity.

But I will pass it back to Shane because he can give you further details there.

Shane Smith

Yes, absolutely, Sascha. Totally agree with you. There's a logistical aspect. I mean, some of these packs can weigh a ton, a couple of tons, so being in close proximity to your customer has obviously a lot of advantages. And then whether we want to or not there's a political element to energy as we all frequently read about. So, each of these major continents want the battery built in their area of the region to avoid any foreign dependence and then also sometimes there's tariffs involved that make it unattractive to build from one location.

So, for those reasons, these are the beginning of those three areas and I think we have it in the right place and we'll just continue to expand both in Europe, U.S. and China going forward.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

Jon Windham

Perfect. Thank you for that, Sascha and Shane.

Julie, do we have any questions on the line?

Operator

We do, indeed. We have two. The first one comes from the line of Michael Loren (phon). Please go ahead, sir. You're live into the call.

Michael Loren

Thank you. This is a question for Dr. Mattis. Dr. Mattis, are you using polymers in your modules? If so, what are the—what needs or the polymer materials not meeting in regard to your critical requirements?

Dr. Wenjuan Mattis

Yes. So currently polymer is used in the module and the packs. Most of it is for the insulating and the aspects. Some of the polymers need to have high insulation properties and some is to also have good assembled thermal conduction. The utilization (phon) is for the electrical aspects and some for the thermal aspects. With this new requirement coming from the thermal (inaudible), so polymer is one of the solutions to prevent that from happening in the module and the pack level.

Michael Loren

But you're not using the polymers for the frames or the module?

Dr. Wenjuan Mattis

We do. We do use that for the frame and module mostly for one, it's easier for the customization and lighter weight and it also supports the electrical insulation.

Michael Loren

Okay. Where are you doing the manufacturing of the energy storage system batteries? Is that being done in Tennessee?

Dr. Wenjuan Mattis

Yes, this will be done in Tennessee. We are currently building (inaudible) from a cell to module to pack production in Tennessee and this is to support the North American market from commercial vehicles to energy storage.

Michael Loren

Excellent. Thank you very much.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

Dr. Wenjuan Mattis

Yes. Thank you, Michael.

Operator

Thank you for your question. We do have one more, and it's from Cameron Kinder (phon). Please go ahead. You're live into the call.

Cameron Kinder

Hey guys. Thank you for taking the time today. I just had two questions. The first is, over the next two to five years as more and more companies enter the space, how are you guys thinking about maintaining adequate supply of the raw materials that are needed for cell development?

Dr. Wenjuan Mattis

Cameron, Microvast has been in this business for over 15 years and we have been in production for over 10 years, and with that we have created very good relationships with our suppliers, building multiple strategic supplier agreements with the key suppliers. So, that's one of the key methods that we apply for global supply.

For the future supply, we have the recycling strategy developed internally. Although some of our products has been running the market for over 10 years, but they are still maintaining about 85% of the retention. So, we are getting prepared but have not received our packs (phon) from the market yet but when the time it's ready we will be able to recycle our own products because we also have our own cathode material production line. So with that technology all together, we will be able to make the recycled products into brand new high energy density battery performance products.

Cameron Kinder

Great. Thanks for that. And then the second one would just be on the manufacturing side. As you continue to grow and scale this business, as you mentioned you've been in it for a long time, how are you potentially managing any potential risks from accelerated growth, particularly as it relates to manufacturing? What safeguards do you have in place to really ensure smooth execution over the next three to five years?

Dr. Wenjuan Mattis

Cameron, Microvast’s planning is everything is melted together is organic. So we do not build the production capabilities without the high confidence of the order because the evaluation as we previously mentioned, can take about one to three years depending on the application. We have built multiple production lines. With that experience in-house we will be able to have the production line started in time when we have the contracts in the horizon.

So everything is planned. We would try to avoid any unexpected type of explosion of demand. So it will be all planned all together. With the sales, the production, the supply agreement that should be all in place.

Cameron Kinder

Okay, thank you guys.

Shane Smith

We'll also have some flexibility going forward. For example, we could ship cells from the U.S. or China to Germany. We can ship all the product from China. So, even if it's off by a month or two, there'll be some inherent flexibility just by our global footprint.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

Cameron Kinder

Got it. Actually, great to know especially as geopolitical risk continue to increase over time.

Shane Smith

Absolutely.

Cameron Kinder

Glad to know you guys are thinking far ahead. So happy to speak to you guys again and best of luck with the rest of the progress.

Shane Smith

Appreciate it. Thank you.

Operator

Thank you Cameron. We do have two more questions. The next question comes from the line of Will Stone (phon). Please go ahead sir. You're live into the call.

Will Stone

Hi there. On one of the slides you show that the batteries are combustible (phon) in four different cell technologies—cell chemistries. Is there going to be a winner in terms of there's one that people adopt over time, or what's the thinking behind staying combustible with so many rather than singling in on one?

Dr. Wenjuan Mattis

I'm sorry. Can you repeat...

Will Stone

(Multiple speakers)

Dr. Wenjuan Mattis

Yes. I did not quite catch your question. Were you asking as with all the chemistry in the market what's more to come?

Will Stone

Yes. So you show four different cell chemistries. I wondered whether there's kind of an emerging winner, or do they all have very different applications and how you see that dynamic evolving?

Dr. Wenjuan Mattis

Oh yes. Yes, so a great question. We have this full spectra is to meet quite a different demand in different industry. What's dominating the passenger vehicle right now is mostly NMC chemistry, that's the major chemistry from LG, Samsung, SK and Panasonic, Tesla use NCA is essentially the same chemistry. And LST has a good market in the lower performance and low-cost type of applications, such as the energy storage. And LTO is a very heavy duty product. So with our technology, this full bus can be fully charged within six minutes and it can do more than 20,000 cycles. And that's the product we have sent out in 2011 and it's still running and it maintains about 85% of the rotation (phon). It's also critical (phon) for start and stop battery for the HEV mining trucks, the HEVs to move anything, including the huge containers. It's also a good choice for the wind (phon) storage frequency regulation and it's also the safest battery. The lithium batteries would be considered to replace the lead acid battery in Manhattan (phon), for example.

So each technology has its unique selling point. Microvast has all of them so that—that's also to reduce our risk of any single chemistry would be winning one major application.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

Will Stone

What prevents people from choosing the best chemistry? It sounds like LTOs is best in terms of its profile.

Dr. Wenjuan Mattis

Yes.

Will Stone

But I guess its cost prohibitive on that one?

Dr. Wenjuan Mattis

Yes. LTO has lower energy density. So the energy density of the LTO is about half or less than half of NMC-2. Yes, it's about one third, actually. Yes, so its energy density will prevent it from putting into the BEV, but it would be a good choice for a smaller pack just like a HEV with a start and stop battery.

Will Stone

Got it.

Dr. Wenjuan Mattis

But it's more durable.

Will Stone

Thank you.

Dr. Wenjuan Mattis

Yes, it's more higher.

Will Stone

Perfect. Thank you.

Operator

Thank you for your Will. We do have one more question, and it comes from the line of David Si (phon). I'll just put you through now. You're live into the call. Please go ahead.

David Si

Great. Thank you. Thanks for the presentation. Curious about a couple of things. One, what form factors of cells on manufacturing? And then with the Tennessee plant, which chemistries and form factors do you plan to manufacture there?

Dr. Wenjuan Mattis

So, we make (inaudible). In the R&D center we're looking to all three form factors. In our production line we make (inaudible). In Clarksville, Tennessee, we can actually make all chemistry starting with NMC chemistry.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

David Si

Yes. So, any thoughts about moving (inaudible)?

Dr. Wenjuan Mattis

We will be very careful moving in there. We will check into the IP space. So it's being evaluated.

David Si

Okay. Thank you.

Operator

Thank you for your question. There are no further questions on the platform.

Jon Windham

Okay. Great. As we're about a minute over, we're going to start to wrap there. Before I turn it over to Shane and/or Alan, if you'd like to make some closing comments, just to wrap it up, I want to thank, first of all, Julie, the Operator, thank you so much for helping us. Thank you to all the UBS clients for the questions. Really appreciate it. As we're a couple of minutes over the hour, I'd like to remind people these calls are really meant to be an introduction, and if you'd like to sort of dig deeper into Microvast, do feel free to reach out to me or directly to the company, I'm happy to connect you.

With that, similarly, just a reminder to participants on this call, we have a number of calls still coming up in April in the call series. We'll be discussing recreational (inaudible) with Tata Motors on Friday, as well as we'll be doing charging infrastructure, residential solar, improving EV efficiency, and electric and gas industry sustainability goals later this month. If you need details for any of those calls, do feel free to reach out to me directly.

So, with that, I'd like to—before I hand it back over to you, Shane, I'd like to thank you, Dr. Mattis, Sascha and Alan for your presentation today. It's a very interesting story. I really appreciate you taking some time out of your day to share with UBS and UBS clients.

Back over to you for any closing comments, Shane.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

Shane Smith

Absolutely, Jon. We're very thankful for the invitation, UBS Energy, everyone that joined the call today. Perhaps, Jon, you said it well. This is an introduction maybe to Microvast and you haven't—not too familiar with us, but now we've gotten to know each other, we're off and running, it's an exciting time to be in electrification and hopefully this is the first of many meetings that we get to meet with your audience going forward. Thanks again, Jon.

Jon Windham

Perfect. We'll wrap it there, Julie. Everyone, have a great day.

Operator

Thank you, Jon. That concludes this conference call for today. You may now disconnect. Thank you for joining, and enjoy the rest of your day.

Additional Information and Where to Find It

In connection with the annual meeting of stockholders, Tuscan Holdings Corp., a Delaware corporation (“Tuscan”) filed a definitive proxy statement with the SEC on March 24, 2021 (“Annual Meeting Proxy Statement“). Additionally, in connection with the proposed transaction (the “Proposed Transaction”) involving Tuscan and Microvast, Inc. a Delaware corporation (“Microvast”), Tuscan intends to file relevant materials with the SEC, including a proxy statement. On February 16, 2021 Tuscan filed a preliminary proxy statement with the SEC relating to the Proposed Transaction (collectively, “Merger Proxy Statement“). This document is not a substitute for the Annual Meeting Proxy Statement or the Merger Proxy Statement. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE ANNUAL MEETING PROXY STATEMENT FOR MORE INFORMATION ABOUT THE PROPOSALS TO BE BROUGHT BEFORE THE ANNUAL MEETING, TO READ THE MERGER PROXY STATEMENT FOR MORE INFORMATION ABOUT THE PROPOSED TRANSACTION WITH MICROVAST, AND TO READ ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. The Annual Meeting Proxy Statement and Merger Proxy Statement and other documents that may be filed with the SEC (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Tuscan upon written request to Tuscan at Tuscan Holdings Corp., 135 E. 57th St., 17th Floor, New York, NY 10022.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities in respect of the Proposed Transaction and shall not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or securityholder. However, Tuscan and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the annual meeting of stockholders and Tuscan, Microvast, and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction under the rules of the SEC. Information about Tuscan’s directors and executive officers and their ownership of Tuscan’s securities is set forth in Tuscan’s filings with the SEC, including Tuscan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 25, 2021. To the extent that holdings of Tuscan’s securities have changed since the amounts included in Tuscan’s Annual Report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants is also included in the preliminary proxy statement filed on February 16, 2021 and will be included in the definitive proxy statement, when it becomes available. When available, these documents can be obtained free of charge from the sources indicated above. Additional informaiton is also included in the definitive proxy statement which was filed with the SEC on March 24, 2021 and mailed to Tuscan’s stockholders on or about March 25, 2021.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Microvast, Inc. – UBS Energy Transition Conference, April 21, 2021

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Tuscan, Microvast and the combined company, Tuscan’s and Microvast’s estimated future results and the Proposed Transaction, including the implied equity value, the expected transaction and ownership structure and the likelihood and ability of the parties to successfully consummate the Proposed Transaction. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Tuscan’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) failure of Tuscan’s stockholders to approve the extension amendment proposal; (2) the inability to complete the Proposed Transaction or, if Tuscan does not complete the Proposed Transaction, any other business combination; (3) the inability to complete the Proposed Transaction due to the failure to meet the closing conditions to the Proposed Transaction, including the inability to obtain approval of Tuscan’s stockholders, the inability to consummate the contemplated PIPE financing, the failure to achieve the minimum amount of cash available following any redemptions by Tuscan stockholders, the failure to meet the Nasdaq listing standards in connection with the consummation of the Proposed Transaction, or the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (4) costs related to the Proposed Transaction; (5) a delay or failure to realize the expected benefits from the Proposed Transaction; (6) risks related to disruption of management time from ongoing business operations due to the Proposed Transaction; (7) the impact of the ongoing COVID-19 pandemic; (8) changes in the highly competitive market in which Microvast competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (9) changes in the markets that Microvast targets; (10) risk that Microvast may not be able to execute its growth strategies or achieve profitability; (11) the risk that Microvast is unable to secure or protect its intellectual property; (12) the risk that Microvast’s customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (13) the risk that Microvast’s customers will adjust, cancel, or suspend their orders for Microvast’s products; (14) the risk that Microvast will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (15) the risk of product liability or regulatory lawsuits or proceedings relating to Microvast’s products or services; (16) the risk that Microvast may not be able to develop and maintain effective internal controls; (17) the outcome of any legal proceedings that may be instituted against Tuscan, Microvast or any of their respective directors or officers following the announcement of the Proposed Combination; (18) risks of operations in the People’s Republic of China; and (19) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Tuscan and Microvast or the date of such information in the case of information from persons other than Tuscan or Microvast, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Microvast’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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